UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 5, 2024

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 8.01 Other Events.

On June 5, 2024, NXP Semiconductors N.V. (the “Company”) and Vanguard International Semiconductor Corporation (“VIS”) announced the intention to create a manufacturing joint-venture which will build and operate a new 300mm semiconductor wafer manufacturing facility in Singapore. The joint venture will begin construction of the initial phase of the wafer fab in the second half of 2024, pending receipt of all required regulatory approvals, with initial production available to customers during 2027. The total cost of the initial build out is anticipated to be $7.8 billion. VIS will inject $2.4 billion representing a 60 percent equity position in the joint venture and NXP will inject $1.6 billion for the remaining 40 percent equity position. VIS and NXP have agreed to contribute an additional $1.9 billion which will be utilized to support the long-term capacity infrastructure. The remaining funding including loans will be provided by third parties to the joint venture. The fab will be operated by VIS.

A copy of the joint press release issued by the Company and VIS is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 5, 2024 entitled: “VIS and NXP to Establish a Joint Venture to Build and Operate a 300mm Fab”.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By: /s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: SVP and Chief Corporate Counsel
Date: June 5, 2024